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                                                                  Exhibit 10.63

  CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT
       OF 1934. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

                               SERVICES AGREEMENT

         This Services Agreement is entered into this 26 day of July, 1999 by and between Centocor, Inc. ("Centocor") and Nova Factor, Inc. ("NFI").

         WHEREAS, Centocor and NFI have entered into a Distribution and Services Agreement dated August 28, 1998 ("Distribution Agreement"), and

         WHEREAS, Centocor desires that NFI provide additional services under the Distribution Agreement and the parties desire to amend the Distribution Agreement to evidence their agreement that NFI will provide these services.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Section 6 of the Distribution Agreement is amended effective February 1, 1999 by adding at the end thereof the following new sections:

         6.2 (a). In addition to the other services to be provided by NFI under this Agreement, NFI shall act as a supplier of Product to participants in Centocor's Remicade(TM) Patient Assistance Program (the "Program"). Patients requiring financial assistance will be identified either through the reimbursement hotline program at the Hotline Provider or through the AOB/triage program at NFI. NFI will refer patients requiring financial assistance to Centocor's designated reimbursement hotline services provider ("Hotline Provider") for application to the Program. The Hotline Provider will provide NFI with a copy of the acceptance criteria for the Program to help minimize inappropriate referrals to the Program Centocor, acting through the Hotline Provider, shall have sole responsibility for enrolling participants in the Program. Upon enrollment by Centocor of a participant in the Program (each a "Program Participant"), the Hotline Provider shall notify NFI of the name, address and telephone number of the Program Participant and shall send complete patient information, including physician's name, phone number, infusion location, scheduled infusion date, and a copy of the applicable prescription form for the Program Participant. Within 2 business days of receipt of notice under the preceding sentence, NFI shall contact the physician's office for a verbal prescription for medication, and to reconfirm the infusion date. NFI employees will identify themselves as NFI employees who are calling to arrange a shipment for the Program


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                  (b). Centocor shall immediately deliver a quantity of Product to NFI which Centocor estimates to be sufficient to provide Product to Program Participants. NFI shall supply Product to Program Participants from a separate inventory designated by Centocor for use in the Program ("Designated Inventory") supplied by Centocor and delivered to and stored at NFI's warehouse in Memphis, Tennessee, provided however that if NFI does not have Designated Inventory on hand, NFI may at its option, supply Product from its own inventory. Product which is supplied to the Program from NFI's own inventory will be replaced by Centocor at no cost to NFI in the same time frame as Designated Inventory which has been shipped by NFI is replaced. NFI shall deliver Product to the physician's office. If the Program Participant requests delivery of Product to a location other than his or her physician's office, or if the physician refuses to accept delivery of the Product, NFI shall work with the Program Participant to determine an alternate shipping destination. Upon determination of an alternate shipping location, NFI shall ship the Product in accordance with this section. NFI will ship Product on a just-in-time basis. The dosage shipped shall be based on the patient's actual weight to avoid over- or under- supply. A supply kit will be included with every shipment, and NFI's staff will be trained to answer questions about selection of DEHP-free supplies. For approved patients being treated for fistula, NFI win ship all three doses (and supply kits) at the same time. NFI shall package and ship Product to Program Participants in accordance with the terms of the Distribution Agreement.

                  (c). NFI will provide clinical support for infusion nurses to help with set up of the infusion apparatus, drug preparation, administration, and patient monitoring. NFI will calculate the infusion rate to help nurses unfamiliar with setting drip rates for gravity infusion, and will be available 24 hours per day for questions. Centocor-approved educational materials wilt be included with every shipment.

                  (d). Except as otherwise stated herein below, tide to Designated Inventory and risk of loss shall remain in Centocor. NFI shall not be responsible for loss or damage to the Product after it leaves NFI's facility. Title to Designated Inventory shall pass from Centocor upon the shipment to the Program Participant in those instances where NFI supplies Product from its own inventory, title shall pass from NFI to the Program Participant, however, Centocor agrees to be responsible for loss or damage to the Product after it leaves NFI's facility. Shipments to Program Participants shall be identified separately in the Database and in reports provided to Centocor under the Agreement. NFI win report sales, prescriber, and outcome data to Centocor electronically. NFI shall be responsible for all Designated Inventory lost, stolen, or damaged as a result of NFI's

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                  negligent or willful acts or omissions while said inventory is in NFI's possession.

                  (e). NFI shall have no obligation to verify information concerning the Program Participant's insurance status or financial condition. If NFI becomes aware of a change in the Program Participant's insurance status or financial condition, NFI shall immediately notify Centocor or the Hotline Provider. NFI shall not ship Product to a Program Participant under this Section after NFI receives written notice from Centocor or the Hotline Provider that the Program Participant is no longer eligible to participate in the Program.

                  (f). At the end of each month, NFI shall furnish to Centocor a report (the "Supply Report") specifying for each shipment of Product to a Program Participant (i) the name and address of the Program Participant, (ii) the name and address of the Program Participant's physician, (iii) the date on which the order was received, (iv) the date on which Product was shipped to the Program Participant and the address to which such Product was shipped, (v) the quantity of Product shipped to the Product Participant, and (vi) the total quantity of Product shipped to all Program Participants during the month. Within thirty days of receipt of the Supply Report for any month, Centocor shall ship replacement inventory to NFI in an amount equal to the Product shipped by NFI from the Designated Inventory as shown on the Supply Report.

                  (g). Upon termination of this Agreement, all Centocor Designated Inventory shall be returned to Centocor with Centocor paying the cost of freight from NFI's warehouse to Centocor's offices.

         6.3. In consideration of the services rendered by NFI to Centocor under Section 6.2, Centocor shall pay to NFI *. A * will be defined as one dose for patients *, and * for patients with *. NFI shall invoice Centocor at the end of each month for amounts due hereunder with respect to Product shown in the Supply Report for such month. The amount due for any month as shown on the applicable invoice shall be payable *.

         2. Except as otherwise expressly set forth herein, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect.



*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                 CENTOCOR, INC.


                                 By:   /s/ Illegible
                                    -----------------------------------

                                 Title:
                                       --------------------------------


                                 NOVA FACTOR, INC.


                                 By:   /s/ Randy Grow
                                    -----------------------------------


                                 Title:   President
                                       --------------------------------


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